Exhibit 10.2
Amendment to Employment Agreement

L. Lauder

THIS AMENDMENT (“Amendment”), dated as of May 1, 2020, to the Employment Agreement, dated as of July 1, 2000 as amended as of July 1, 2002, November 16, 2005, December 31, 2008, July 1, 2009, October 8, 2010 and May 13, 2005 (the “Agreement”), between The Estée Lauder Companies Inc., a Delaware corporation (“the “Company”), and Leonard Lauder (the “Executive”).

W I T N E S S E T H:

WHEREAS, the Executive and the Company are parties to the Agreement; and

WHEREAS, the Company and the Executive wish to amend the Agreement to reflect the impact of COVID-19 on the Company;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and obligations hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree to amend the Agreement as follows:

1.               Amendment.

Section 1 of the Agreement shall be amended to reflect that for the period from May 1, 2020 through October 31, 2020, the Executive’s Base Salary shall be reduced to $10,000.00 for the six-month period, payable at the rate of $1,666.67 per month.

2.               Miscellaneous.

A.Except as provided above, all other terms and conditions of the Agreement shall remain the same.
B.    Capitalized terms used in this Amendment shall have the meanings ascribed to such terms in the Agreement, except to the extent the term is modified herein.
C.    This Amendment shall be subject to, and governed by, the laws of the State of New York applicable to contracts made and to be performed therein.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

THE ESTÉE LAUDER COMPANIES INC.

By:	/s/Michael O’Hare
Name:	Michael O’Hare
Title:	Executive Vice President –
Global Human Resources

By:	/s/Leonard A. Lauder
Leonard Lauder